Exhibit 10.65

2004

Code of

Professional

Conduct

E*TRADE FINANCIAL

Corporate Policies and Procedures

CORPORATE POLICIES AND PROCEDURES

Code of Professional Conduct

COPYRIGHT 2002, 2004 E*TRADE FINANCIAL Corporation

New York, NY

Revised September 2004

Table of Contents

INTRODUCTION	1
PURPOSE OF THE CODE	1
IMPLEMENTING THE CODE	2
Exercising sound business judgment	2
Reporting Violations	2
Investigating Violations	3
Preservation of Records	3
THE CODE OF PROFESSIONAL CONDUCT AND YOUR EMPLOYMENT	4
Code of Professional Conduct Is Not an Employment Contract	4
Changes to the Code of Professional Conduct	4
Consequences of Violating the Code of Professional Conduct	4
Acknowledging the Code of Professional Conduct	5
Questions	5

STANDARDS OF CONDUCT	6
GENERAL	6
RESPONSIBILITIES UNDER THE LAW	7
Securities Laws	7
Exchange and Self-Regulatory Organization Rules	7
Banking Laws and Regulations	8
Licensing and Registration	8
Company Books and Records	8
Antitrust and Trade Regulation Laws	8
Foreign Corrupt Practices Act and Anti-Bribery Statutes	9
Economic Sanctions	10
Anti-Boycott Laws	10
Anti-Money Laundering Laws	11
Intellectual Property Protection	11
Privacy Laws and Regulations	12
Reporting Inappropriate Activity	13
Retaliation is prohibited.	13
DEALING WITH THIRD PARTIES	13
Authority to Act on Behalf of E*TRADE FINANCIAL	13
Conflicts of Interest	14
Gifts to and from Customers, Suppliers and Others	15
Selecting Suppliers	15
Requests for Legal, Financial or Tax Advice	15
Advertising	16
Charitable Contributions	16
Political Action Committee	16
Communications with the Media and other Third Parties	16
Outside Lawyers	17
Treatment of Privileged Communications and Documents	17
LITIGATION, INVESTIGATIONS, INQUIRIES AND COMPLAINTS	18
Notification	18
Cooperation	18
Communication with Governmental and Regulatory Authorities	19
Communication with the Media and other Third Parties	19

DEALINGS WITH E*TRADE FINANCIAL	20
Dealings with E*TRADE FINANCIAL’s Employees	20
Protecting E*TRADE FINANCIAL’s Assets	20
Use of E*TRADE FINANCIAL’s Information and Communications Systems	20
Monitoring of Communications and Files	21
Disputes with E*TRADE FINANCIAL	22
Substance Abuse	22
Post-Termination Obligations of Employees	23

NON-DISCRIMINATION AND ANTI-HARASSMENT POLICY	24
Equal Employment Opportunities	24
Discrimination and Harassment Are Against Company Policy and Illegal	24
Workplace Violence Is Prohibited	26
Retaliation Is Prohibited	26
Individuals Covered	26
Reporting an Incident	27
Important Notice to All U.S. Employee	27
Investigation of Allegations	27
Consequences of Inappropriate Behavior	27

HANDLING PROPRIETARY AND CONFIDENTIAL INFORMATION	28
Definition of Proprietary Information	28
Definition of Confidential Information	29
Guidelines for Accepting Proprietary or Confidential Information	30
Confidentiality Agreements	30
Using Proprietary or Confidential Information	30
Handling Materials Containing Proprietary or Confidential Information	30
Communicating Proprietary or Confidential Information	31
Disposal of Proprietary or Confidential Waste	31
Proprietary or Confidential Information Concerning Securities	32
Confidentiality Obligations to Previous Employers and other Third Parties	32
Ownership of Intellectual Property	32
Post-Employment Use of Proprietary or Confidential Information	33
Preventing Improper Use of Proprietary or Confidential Information	33

TREATMENT OF INSIDE INFORMATION	34
POLICY ON THE TREATMENT OF INSIDE INFORMATION	34
Definition of Inside Information	34
Prohibited Uses of Inside Information	35
Guidelines for Information about E*TRADE FINANCIAL	35
Handling Rumors	35
Consequences of Misusing Inside Information	35
The Restricted List	35

OUTSIDE BUSINESS ACTIVITIES	37
Obtaining Approval	37
Industry-Related Organizations	38
Residential Boards and Charities	38

EMPLOYEE TRADING	39
Trading Policies of Specific Business Units and Departments	39
Accounts Covered by this Policy	39

Maintenance of Securities Accounts at E*TRADE FINANCIAL	40
Exceptions to this Policy	40
Consequences of Inappropriate Employee Trading	40
GENERAL RULES FOR EMPLOYEE TRADING	41
Trading on Inside Information	41
Primary and Secondary Public Offerings	41
Obtaining Significant Interests in Public Companies or Trading in Concert with other Employees	41
Futures, Options on Futures and other Derivative Securities	41
Information about Customer or Company Orders	42
The Restricted List	42
RULES FOR PARTICULAR ACCOUNTS AND TRANSACTIONS	42
Transactions in E*TRADE FINANCIAL’s Securities	42
Managed Accounts	42
Money Market and Open-End Mutual Fund Accounts	43
Dividend Reinvestment Plans (“DRIPs”)	43
Investment Clubs	43
Direct Purchase of U.S. Treasury Bills, Bonds or Notes	43
PROCEDURES FOR EMPLOYEE SECURITIES ACCOUNTS	43
Entry of Orders	43
Review of Employee Transactions	44
ACKNOWLEDGEMENT	45

CODE OF PROFESSIONAL CONDUCT

Introduction

Purpose of the Code

Our employees, customers, potential customers, and shareholders expect the highest degree of ethics, honesty and fairness because they place their financial assets in our care.

The purpose of the Code of Professional Conduct (the “Code”) is to protect and enhance the reputation and franchise of E*TRADE FINANCIAL1 by setting standards for our behavior as its employees, officers, directors and agents.

The financial services industry is heavily regulated and simple adherence to the “letter of the law” is not what our employees, customers, potential customers, and shareholders expect. They expect the highest degree of ethics, honesty and fairness in all of our dealings because they place their financial assets in our care.

This Code — in concert with our corporate policies and procedures, applicable laws and regulations and sound judgment —is critical to our continued success.

It is the responsibility of every employee to comply with all applicable laws and regulations and all provisions of the Code, as well as E*TRADE FINANCIAL’s other corporate policies and procedures. All Company supervisors are responsible and accountable for monitoring the compliance of employees they manage.

[1]	Throughout the Code, the term “E*TRADE FINANCIAL” or the “Company” refers to E*TRADE FINANCIAL Corporation and its subsidiaries and affiliated entities, including, but not limited to, E*TRADE Securities LLC, E*TRADE Bank and all other non-U.S. entities, unless specified otherwise.

CODE OF PROFESSIONAL CONDUCT

Implementing the Code

Exercising sound business judgment

E*TRADE FINANCIAL relies on you to exercise your best judgment and highest ethics in performing your job. When the Code articulates a specific standard of conduct, you must conform to it. However, no code of professional conduct can anticipate every legal or ethical issue that might arise in the course of our business.

In areas not specifically addressed in the Code, you must conduct yourself in the spirit of the Code, with the highest degree of ethics and with the aim of protecting E*TRADE FINANCIAL and its reputation. You should consider both whether a proposed course of action complies with all applicable laws and regulations and whether it could embarrass you or E*TRADE FINANCIAL.

You must therefore avoid not only actual misconduct but also the appearance of impropriety. Assume that any action you take will ultimately be publicized and consider how E*TRADE FINANCIAL (and you) would be perceived. When in doubt, seek guidance from your supervisor or appropriate E*TRADE FINANCIAL department.

Reporting Violations

You are E*TRADE FINANCIAL’s first line of defense against civil or criminal liability and unethical business practices.

If you know of, observe, suspect or become aware of a violation of applicable laws or regulations or of the Code or E*TRADE FINANCIAL’s related policies and procedures, you must report that information immediately to your direct supervisor or another appropriate representative of E*TRADE FINANCIAL’s senior management. If appropriate or necessary, you must also report that information to Corporate Safety & Security, a more senior manager or to Human Resources, Legal or Compliance. If you believe that the person to whom you have so reported has not taken appropriate action, you must contact Human Resources, Legal or Compliance directly.

If you believe that you may have violated the law or E*TRADE FINANCIAL’s standards, you must report your behavior to E*TRADE FINANCIAL immediately. The fact that you reported the violation, together with the degree of cooperation you display and whether the violation is intentional or unintentional, will be given consideration in an investigation and any resulting disciplinary action.

Upon learning of probable or actual misconduct, supervisors must notify Human Resources, Legal, Compliance, or Corporate Safety & Security, as appropriate, and, in consultation with the appropriate professional, take prompt, appropriate remedial action. Supervisors who fail to take appropriate action may be held responsible.

CODE OF PROFESSIONAL CONDUCT

The Company has engaged an outside firm to provide a confidential service through which you can anonymously report any suspected violations of law, concerns related to corporate governance, financial reporting (including Sarbanes-Oxley Act compliance), sexual or other harassment, discrimination, theft, fraud, or threats to the safety of E*TRADE FINANCIAL employees. Contact information for making reports is available on Channel E*.

Unless responsible Company management learns of a problem, we cannot deal with it appropriately. Concealing improper conduct often compounds the problem and may delay or hamper responses that could prevent or mitigate actual damage.

You should contact your supervisor, Legal or Compliance with any questions about legal, regulatory or ethical issues.

Investigating Violations

All reported violations of applicable laws or regulations, the Code or E*TRADE FINANCIAL’s related policies and procedures will be promptly investigated and will be treated confidentially to the extent required and practicable under the circumstances and consistent with enforcing the Code.

Preservation of Records

E*TRADE FINANCIAL is required by law and by industry regulation to maintain its books and records in good order and to memorialize the essential terms of a business agreement. Therefore, you should:

•	review files periodically to ensure that information is current, essential and consistent with document retention policies and applicable law and regulations; and

•	discard drafts, notes, notebooks, diaries, telephone logs, message slips and other documents when they are no longer useful or current and not otherwise required to be retained.

In conducting a review of your files, be careful not to discard:

•	documents that must be kept for specific periods of time under applicable laws and regulations (guidance concerning which can be obtained from Legal and Compliance);

•	documents that are the subject of a subpoena or document request; or

•	documents that are potentially relevant to a lawsuit or investigation that has been or may be initiated or documents you have been instructed to retain as part of any lawsuit or investigation.

CODE OF PROFESSIONAL CONDUCT

The Code of Professional Conduct and Your Employment

Code of Professional Conduct Is Not an Employment Contract

The policies and procedures of the Code form part of the terms and conditions of your employment. However, the Code is not a contract, express or implied, guaranteeing employment for any specific duration or entitling you to bonuses or other forms of compensation. Employment at E*TRADE FINANCIAL is “at will”, meaning that either you or E*TRADE FINANCIAL may terminate this relationship at any time, with good cause or without cause.

Changes to the Code of Professional Conduct

E*TRADE FINANCIAL’s policies and procedures stated in this Code are subject to change at the sole discretion of E*TRADE FINANCIAL. In addition, E*TRADE FINANCIAL may implement additional policies and procedures in the future that will be deemed part of the Code. It is your responsibility to be familiar at all times with the Code, as it may be revised or amended, and any other policies and procedures relevant to your responsibilities as an employee.

Consequences of Violating the Code of Professional Conduct

Violations of the Code may subject you to disciplinary action by E*TRADE FINANCIAL including — without limitation — warnings, reprimands, temporary suspensions, probation or termination of your employment. Disciplinary actions may be taken:

•	Against employees who authorize or participate directly, and in certain circumstances indirectly, in actions which are a violation of applicable laws or regulations, the Code or E*TRADE FINANCIAL’s related policies and procedures;

•	Against employees who fail to report a violation of applicable laws or regulations, the Code or E*TRADE FINANCIAL’s related policies and procedures or withhold information concerning a violation of which they become aware or should have been aware;

•	Against the violator’s supervisor(s), to the extent that the circumstances of the violation reflect inadequate supervision or lack of diligence by the supervisor(s);

•	Against employees who attempt to retaliate, directly or indirectly, or encourage others to do so, against an employee who reports a violation of applicable laws or regulations, the Code or E*TRADE FINANCIAL’s policies and procedures;

•	Against employees who make a report of a violation that is known by the reporting person to be false.

CODE OF PROFESSIONAL CONDUCT

E*TRADE FINANCIAL also must report certain activities to its regulators, which could give rise to regulatory or criminal investigations. The penalties for regulatory or criminal violations include significant fines, permanent bar from employment in the securities industry and, for criminal violations, incarceration.

Acknowledging the Code of Professional Conduct

When you have concluded your review of this revised Code, you must complete an acknowledgement form indicating that you have read the Code and that you understand and agree to abide by its requirements. New employees will also be required to acknowledge their receipt and understanding of the Code and their commitment to comply with it Failure to complete this acknowledgement may result in termination of your employment. Regardless of whether you have completed the acknowledgment, you must comply with the terms of the Code.

Abiding by the standards and procedures outlined in the Code and E*TRADE FINANCIAL’s related policies and procedures is a condition of continued employment with E*TRADE FINANCIAL.

Questions

If you have any questions at any time concerning the Code or E*TRADE FINANCIAL’s related policies and procedures, or feel the need to seek guidance with respect to a legal or ethical question, you should consult your supervisor, Human Resources, Legal or Compliance.

CODE OF PROFESSIONAL CONDUCT

Standards of Conduct

General

Employees are responsible for reviewing and understanding the policies and procedures related to their work activities and are advised that the following summary is for general introductory purposes only.

The activities of E*TRADE FINANCIAL’s employees must always be in full compliance with applicable laws and regulations and with the Code and E*TRADE FINANCIAL’s related policies and procedures. If there is any doubt as to the legality of any proposed activity, seek advice from Legal or Compliance before the activity is undertaken.

This section of the Code outlines the general standards of conduct with respect to specific additional issues confronting employees, such as:

•	E*TRADE FINANCIAL’s non-discrimination and anti-harassment policy;

•	E*TRADE FINANCIAL’s policies on handling proprietary, confidential and non-public (or “inside”) information;

•	E*TRADE FINANCIAL’s policies on participation in outside business activities and private securities transactions;

•	E*TRADE FINANCIAL’s policy on political contributions;

•	E*TRADE FINANCIAL’s policy on employee stock trading.

CODE OF PROFESSIONAL CONDUCT

Responsibilities under the Law

Many governmental and self-regulatory organizations (“SROs”) supervise the activities of E*TRADE FINANCIAL and its employees. You must comply with all applicable laws and regulations in the jurisdictions in which E*TRADE FINANCIAL does business. To that end:

•	You must know and comply with the particular legal and regulatory obligations imposed upon your part of E*TRADE FINANCIAL’s business;

•	You must observe the highest standards of professional conduct when conducting your business.

You may be held personally liable for improper or illegal acts committed during your employment. Such liability could subject you to civil or criminal penalties (fines or imprisonment), regulatory sanctions (censure, suspension or industry bar) and disciplinary action by E*TRADE FINANCIAL, up to and including termination of your employment.

The following is a general summary of the laws that apply to E*TRADE FINANCIAL. However, this summary cannot and does not address every possible situation that could arise in the course of E*TRADE FINANCIAL’s business. Ignorance of the law or rules is neither a defense to nor an excuse from penalties or sanctions. Therefore, if you are uncertain about the laws of a particular jurisdiction or you are uncertain whether certain acts or practices comply with the law, you must contact Legal and Compliance.

Securities Laws

Because E*TRADE FINANCIAL is licensed and regulated in a number of jurisdictions, it is subject to numerous securities laws and rules. You must understand and obey all applicable laws.. Included among the many securities laws with which we must comply are rules concerning the proper reporting of financial information. We comply with generally accepted accounting principles in all of our filings. Any intentional effort to violate those principles, provide misleading financial information, improperly report revenue recognition, create “side letters”, avoid revenue recognition or expense recognition will not be tolerated. Contact Brokerage Legal or Compliance for advice on specific transactions or issues.

Exchange and Self-Regulatory Organization Rules

E*TRADE FINANCIAL belongs to many exchanges and SROs that issue and enforce rules about trading in securities, commodities and related instruments, and about other aspects of E*TRADE FINANCIAL’s business. You must be familiar with and abide by the rules applicable to your business unit. Violations of SRO rules can lead to penalties against you and E*TRADE FINANCIAL.

CODE OF PROFESSIONAL CONDUCT

Banking Laws and Regulations

Because E*TRADE FINANCIAL is licensed and regulated in a number of jurisdictions, it is subject to numerous banking laws and regulations. You must understand and obey all applicable laws. Contact Bank Legal or Compliance for advice on specific transactions or issues.

Licensing and Registration

Many jurisdictions require licensing or registration of individuals who perform certain activities in the financial services industry. These requirements apply to many individual E*TRADE FINANCIAL employees. If you have any questions about whether your activities require you to be licensed or registered, you should consult with your supervisor or Compliance.

For those employees who are registered, any material changes to the information provided at the time of registration (such as a change in name or residential address) must be provided to Compliance immediately.

Company Books and Records

E*TRADE FINANCIAL books and records must be correct in all significant respects. E*TRADE FINANCIAL expects you to be candid and accurate when providing information for these books and records. Every business transaction undertaken by E*TRADE FINANCIAL must be recorded correctly and in a timely manner in E*TRADE FINANCIAL books and records. You may not make any false or misleading entries.

Any payment made at your request on E*TRADE FINANCIAL’s behalf must be supported by appropriate and correct documentation. In addition, corporate records must comply with regulatory requirements and Company policies.

Antitrust and Trade Regulation Laws

Many jurisdictions have enacted antitrust and trade regulation laws to ensure fair competition. Generally, these laws prohibit monopolization, price-fixing, overlapping boards of directors between certain types of companies, exclusive dealing and “tying” arrangements, price or service discrimination that diminishes competition, deceptive acts and unfair competition. Violations of these laws may result in civil or criminal liability and disciplinary action by E*TRADE FINANCIAL, up to and including termination of employment.

E*TRADE FINANCIAL operates in complex business environments and it is impossible to anticipate each circumstance in which antitrust and trade regulation issues may arise. Some forms of joint activities in the securities industry (underwriting syndicates, for example) are legally permissible, but others are not. You may confront antitrust and trade regulation issues in joint ventures, strategic investments, revenue sharing agreements, trade industry associations, and formal or informal meetings or conversations with competitors, suppliers and other third parties.

CODE OF PROFESSIONAL CONDUCT

Under no circumstances should you:

•	discuss price, product or service arrangements, or division of market share with competitors, unless that information has previously been made publicly available or such disclosure has been authorized by Legal and Compliance;

•	divulge the identity of E*TRADE FINANCIAL’s actual or potential customers or any of the terms on which E*TRADE FINANCIAL might deal with those customers, unless authorized by Legal and Compliance;

•	enter into any agreement obligating any customer either to deal exclusively with E*TRADE FINANCIAL or not to purchase securities or services from a competitor, unless Legal and Compliance has reviewed and approved the agreement;

•	enter into any agreement with a third party that involves pricing restrictions, before Legal and Compliance has reviewed and approved the agreement; or

•	illegally or improperly acquire market or competitive information.

You should contact Legal if you have questions about any antitrust or trade regulation issue.

Foreign Corrupt Practices Act and Anti-Bribery Statutes

If your job responsibilities include transactions with non-U.S. governments or government-controlled entities, public international organizations or non-U.S. political parties (including officials, employees or representatives of any of these entities), you should assume that the U.S. Foreign Corrupt Practices Act (“FCPA”) applies, regardless of where you are located.

The FCPA prohibits any payment or gift, or any offer or authorization of a payment or gift, to these entities or individuals in order to secure any improper business advantage, such as inducing the entity or individual to act favorably on, or influence others to act favorably on, business proposals or regulatory decisions. Such payments and gifts are forbidden even if they are customary in the country where they will be given.

The FCPA also prohibits payments to agents or intermediaries who would use the funds for prohibited purposes (and generally prohibit doing indirectly what may not be done directly). Therefore, E*TRADE FINANCIAL must select only reputable agents and must determine carefully their compensation amount. You must not hire an agent before you have obtained approval from Legal.

CODE OF PROFESSIONAL CONDUCT

Many countries in the world are now adopting statutes similar to the FCPA. In addition, virtually every country has a domestic anti-bribery statute, and many government agencies have their own rules governing the acceptance of gifts, travel or entertainment. Be aware that in some cases these statutes and rules may prohibit conduct that the FCPA would permit. Check with Legal and Compliance if you have any questions as to the acceptability of particular conduct under the FCPA or under the statutes or rules of any country in which you are doing business.

Economic Sanctions

The U.S. Office of Foreign Assets Control (“OFAC”) imposes economic sanctions against certain groups and countries, in order to further U.S. foreign policy and national security objectives. These countries and groups have included Cuba, North Korea, Libya, Iraq, Iran, Sudan, Syria, Serbia and Montenegro, Liberia, Burma (Myanmar) and Zimbabwe. Sanctions may also apply to specifically designated nationals (“SDNs”), such as terrorists, narcotics traffickers, senior political figures, and persons designated as nationals of the sanctioned countries. Lists of all countries, groups and SDNs are published periodically by OFAC. You may access these lists at http://www.treas.gov/ofac.

Under no circumstances may you open an account or undertake a transaction with a person or country on any OFAC list. If any person or entity on the OFAC list attempts to open an account or conduct a transaction with E*TRADE FINANCIAL, you must report this activity to Corporate Security Investigation or Risk Management. No business with any person or entity on the OFAC list will be permitted unless Legal and Compliance approve of the transaction. Countries and persons subject to sanctions are periodically added to or removed from the OFAC list. Therefore, you must keep current as to which countries and persons are subject to OFAC sanctions.

If you are located outside the U.S., different sanctions may be in force. You should consult local Legal, Compliance or Risk Management about potential sanctions.

Anti-Boycott Laws

U.S. law prohibits E*TRADE FINANCIAL from complying with or supporting a foreign country’s boycott of a country “friendly” to the United States. Accordingly, employees who are U.S. residents or nationals, wherever located, may not refuse to do business with anyone for boycott-related reasons, furnish information requested for boycott reasons, or otherwise support a foreign boycott not sanctioned by the U.S.

If you are located outside the U.S., there may be local law that is the reverse of the U.S. anti-boycott law. You should consult local Legal and Compliance with any questions about the existence or effect of such laws.

CODE OF PROFESSIONAL CONDUCT

Currently, the best-known boycott with which U.S. law prohibits compliance is the Arab boycott of Israel and its nationals. With respect to this boycott, E*TRADE FINANCIAL is required to report annually all operations in or related to the boycotting countries – which may include Bahrain, Egypt, Jordan, Oman, Iraq, Qatar, Saudi Arabia, Kuwait, Syria, Lebanon, United Arab Emirates, Libya, Republic of Yemen and others – to the U.S. Government. E*TRADE FINANCIAL must also report promptly any request to support or furnish information about this boycott, including any oral request received during a transaction.

Requests to support or furnish information about a boycott often arise during negotiations of contract terms. If you receive or learn of such a request, report it immediately to Legal.

Anti-Money Laundering Laws

The term “money laundering” covers any procedure that changes the identity of illegally obtained money so that it appears to have originated from a legitimate source. The USA PATRIOT Act and other federal laws require E*TRADE FINANCIAL to verify our customers’ identities and to report any attempts to launder funds or conduct other suspicious activities.

Money laundering may occur not only in connection with new clients but also with new or existing accounts of established clients. Thus, you must be mindful of the problem of money laundering and constantly vigilant for signs of such activity. You must make every effort to know E*TRADE FINANCIAL’s customers and to be aware at all times of what might constitute a suspicious transaction or behavior.

If you have grounds for suspecting money laundering, you should immediately inform Corporate Safety & Security and Risk Management. E*TRADE FINANCIAL’s or its employees’ conduct that assists money laundering could be a serious criminal offense. Failure to report suspicions of money laundering to the relevant authorities also may be an offense. Finally, do not alert the client of your suspicion, as this may also be an offense in certain jurisdictions.

If you have any questions concerning these issues, contact Legal, Corporate Safety & Security, or Risk Management.

Intellectual Property Protection

Most jurisdictions have some form of legal protection for intellectual property, including copyrights, patents, trademarks and trade secrets.

Copyright laws govern the display and reproduction of copyrighted material, which includes most books, magazines, newspapers, websites, research reports and software. You cannot display or reproduce copyrighted material without the permission of the copyright owner. Because copyright laws are complex, you should contact Legal with questions about displaying or reproducing material subject to copyright protection.

CODE OF PROFESSIONAL CONDUCT

Patent laws govern the right to make, use and sell a patented invention. Certain software applications and business methods may be subject to patent protection. If you develop a software application, business method or invention during the course of your employment with E*TRADE FINANCIAL, you should document the development and consult with your direct supervisor and Legal concerning its patentability. Similarly, before introducing a software application, business method or invention that is similar to that of another company, particularly in the financial services industry, you should consult with Legal about infringement risks.

Trademark laws govern the use of product or brand names, service marks, and trade names that the public associates with a particular product or service. You must obtain prior approval of all uses of E*TRADE FINANCIAL’s trademarks, service marks and trade names from Legal or Compliance- Advertising Review as appropriate. In addition, before adopting any new names for product or service offerings, you must have Legal approval.

Trade secret protection governs the disclosure and use of information that the owner has endeavored to hold secret, usually because the information provides the owner with a competitive advantage. It is not necessary that the information be subject to copyright, patent or trademark protection in order to constitute a trade secret.

E*TRADE FINANCIAL policies govern situations in which you develop, create or receive any materials subject to intellectual property protection in the course of your employment for E*TRADE FINANCIAL. If you have any questions concerning these policies, review E*TRADE FINANCIAL’s policy on “Handling Proprietary and Confidential Information”, outlined in this Code, and consult with Legal.

Privacy Laws and Regulations

E*TRADE FINANCIAL employees are required as a term of their employment to agree to maintain the confidentiality of sensitive non-public customer and employee information to which they may be exposed from time-to-time during the course of their employment. It is advised that prior to providing any such information to business partners and/or any third party that internal policies and procedures be reviewed, such as E*TRADE FINANCIAL’s privacy policy and any opt-out provisions which may be applicable, and should there still be questions about the release of the information, that advice of the Legal and Compliance departments be obtained. In addition to privacy policies, laws and regulations require that E*TRADE FINANCIAL maintain the confidentiality of customer information. Laws may prohibit sharing of customer data even among E*TRADE FINANCIAL entities. For questions regarding privacy contact Legal or Compliance.

CODE OF PROFESSIONAL CONDUCT

Reporting Inappropriate Activity

If at any time, you become aware of activity of any employee (including yourself) which you believe is or may be a violation of any law, rule or regulation, or that is a breach of our customer’s faith in our integrity, you have an obligation to report that activity to your supervisor, Human Resources, Legal or Compliance immediately.

Any reported incident of inappropriate activity will be investigated promptly. The investigation may include individual interviews with the parties involved and when necessary, with individuals who may have observed the alleged conduct or may have other relevant knowledge. The investigation may also involve the review of any systems utilized in the alleged transaction and any relevant electronic or written information.

Retaliation is prohibited.

E*TRADE FINANCIAL prohibits retaliation against any individual who, in good faith, reports any inappropriate activity or any individual who participates in, or otherwise supports an investigation of such reports. Anyone who retaliates against an individual under such circumstances will be subject to disciplinary actions up to and including termination of employment.

Dealing with Third Parties

Authority to Act on Behalf of E*TRADE FINANCIAL

Do not commit E*TRADE FINANCIAL to any obligations unless you have the authority to do so. Except with respect to trading activities performed by registered brokers and customer service representatives on behalf of our brokerage customers in the regular course of business, only certain individuals (typically Members of the entity’s Board of Directors, and its Officers, EVPs, or VPs) may enter into commitments on behalf of E*TRADE FINANCIAL, which includes signing contracts on behalf of any E*TRADE FINANCIAL entity. All contracts must be reviewed and approved by Procurement and/or Legal (depending on the subject of the agreement) before they are signed. Certain contracts also require approval of the Technology Infrastructure Committee or Finance. In addition, various business units and departments have special approval requirements for commitments of a certain size. You should consult with your supervisor to learn of any such policies. You should contact Legal with any questions regarding authority to bind E*TRADE FINANCIAL to obligations with third parties.

CODE OF PROFESSIONAL CONDUCT

Conflicts of Interest

Separate and apart from applicable laws and regulations, you have a primary business and ethical responsibility to E*TRADE FINANCIAL to avoid any activity or relationship that may interfere, or have the appearance of interfering, with the performance of your duties in a loyal, efficient manner to the best of your ability. Such activities and relationships, called “conflicts of interest”, include any interest, relationship or activity that is incompatible or has the appearance of being incompatible with the best interests of E*TRADE FINANCIAL, or which potentially affects or has the appearance of affecting your objectivity as an employee.

Depending on your particular responsibilities, potential conflict of interest situations may include, but are not limited to:

•	using of E*TRADE FINANCIAL’s premises, assets, information or influence for personal gain;

•	causing E*TRADE FINANCIAL to purchase services or products from family members or businesses in which you or your family have or may have an interest, unless cleared to do so after disclosing the pertinent facts to your direct supervisor and Legal and Compliance;

•	serving as a director, officer, employee, partner, consultant or agent of an enterprise that is a present or potential supplier, or a competitor of E*TRADE FINANCIAL; or that engages or may engage in any other business with E*TRADE FINANCIAL;

•	owning a material stock, being a creditor or having other financial interest in an enterprise described above;

•	having any other significant direct or indirect personal interest in a transaction involving E*TRADE FINANCIAL;

•	obtaining or using for personal benefit confidential information regarding an enterprise described above, or providing confidential information regarding E*TRADE FINANCIAL or its business to such an enterprise;

•	appropriating for personal benefit a business opportunity that E*TRADE FINANCIAL might reasonably have an interest in pursuing, without first making the opportunity available to E*TRADE FINANCIAL; or

•	engaging in outside activities that detract from or interfere with the full and timely performance by an employee of all of his or her duties for the Company.

CODE OF PROFESSIONAL CONDUCT

Your involvement in certain outside activities may require the prior approval of E*TRADE FINANCIAL. If you have any questions, consult E*TRADE FINANCIAL’s policies on “Outside Business Activities” and contact Compliance.

Gifts to and from Customers, Suppliers and Others

You and your family members may not accept gifts or special favors (other than of nominal value) from any person or organization with which E*TRADE FINANCIAL has a current or potential business relationship. In addition, Company policy, applicable laws, regulations or SRO rules, may prohibit you from giving gifts in excess of specified monetary levels (or of any value) to third parties, including persons employed with a stock exchange, regulatory authority, financial institution, broker, dealer, or the news or financial information media. Contact Compliance about specific restrictions or the meaning of “nominal value”.

When permitted by law and consistent with accepted business practices and ethical standards, you may give gifts of nominal value to customers, suppliers and persons who have referred business to E*TRADE FINANCIAL. No gifts should be given if public disclosure of the circumstances would embarrass you or E*TRADE FINANCIAL. Special restrictions often apply to gifts to and entertainment of government employees, even of nominal value.

Customer entertainment expenses are generally not considered gifts if employees are present, the provision of the entertainment is not routine, and the expense is not excessive. Contact your supervisor or Compliance for further details.

You must provide complete and accurate expense reports for all gifts and entertainment expenses paid for by E*TRADE FINANCIAL.

Selecting Suppliers

Evaluate competing suppliers by their long-term financial stability and the price and quality of the product or service. Personal relationships should not be (or be perceived to be) a factor in the decision to use a particular supplier. However, you may consider E*TRADE FINANCIAL’s interest in developing mutually productive business relationships.

Requests for Legal, Financial or Tax Advice

Customers may request legal, financial or tax advice about securities or other issues because they assume that you are knowledgeable about those areas. Company policy generally prohibits customer service representatives, relationship managers, and brokers giving legal, financial or tax advice to a customer unless you are specifically approved to give investment advice as a member of the investment specialist group. Customers should be advised to consult their own counsel for legal advice and to consult their own tax advisors for tax guidance.

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Advertising

Only Marketing is authorized to arrange for advertising on E*TRADE FINANCIAL’s behalf. All advertising, including announcements of Company transactions, must be coordinated, approved and placed by Marketing.

Charitable Contributions

E*TRADE FINANCIAL coordinates all of its charitable contribution programs including sponsorship or participation in charity events through local site leadership committees with oversight by the CEO and President in conjunction with Board approval.

Political Action Committee

E*TRADE FINANCIAL supports a Political Action Committee (the “E*TRADE PAC”) as authorized by, and in accordance with, federal law. E*TRADE PAC funds are used to make contributions to candidates for federal office. Participation or membership in the E*TRADE PAC is completely voluntary. E*TRADE FINANCIAL does not require any of its employees to participate in the E*TRADE PAC and no employee should ever feel obligated in any way to participate. Participation in the E*TRADE PAC will not help or hinder the employee in any way, and E*TRADE FINANCIAL will not tolerate any reprisal, including physical force, job discrimination or any threat of employment retaliation or financial disadvantage to any employee who chooses not to participate. Any employee who feels that anyone has placed any undue pressure on them to participate in the E*TRADE PAC should immediately report the situation to a Human Resources representative, any representative of the Government Affairs office or Legal and the matter will be resolved as soon as possible.

Communications with the Media and other Third Parties

E*TRADE FINANCIAL values its relationships with the press and maintains routine, ongoing contact with key publications and broadcast outlets around the world.

Because our corporate communications strategy is coordinated across the Company’s various business lines, and because our corporate messaging must be very concise and consistent, only trained and approved spokespersons, working in coordination with Corporate Communications, are authorized to represent the Company to the Media. Refer all unsolicited press inquiries to Corporate Communications. Do not initiate contact with the press without consulting Corporate Communications. This includes “letters to the editor” or comments to journalists about specific matters that relate to E*TRADE FINANCIAL’s businesses and those that identify you as an employee of E*TRADE FINANCIAL. With respect to press inquiries about legal or regulatory matters or customer complaints, you should follow the procedures in the Code entitled “Your Duties Regarding Litigation, Investigations, Inquiries and Complaints”.

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Corporate Communications must authorize participation in personal profiles or stories about “lifestyle” in which E*TRADE FINANCIAL is referenced. If you wish to appear in articles regarding your activities outside E*TRADE FINANCIAL (philanthropic activities or hobbies, for example), you may do so. However, do not identify yourself as an employee or use E*TRADE FINANCIAL’s name or facilities in any way without approval from Corporate Communications.

All press releases mentioning E*TRADE FINANCIAL must be approved by Corporate Communications and Legal and Compliance before being released by E*TRADE FINANCIAL, its customers, suppliers or any other organization.

You may not endorse the products or services of suppliers or customers on behalf of E*TRADE FINANCIAL unless expressly authorized by Corporate Communications. This includes commenting in press articles (including in-house publications) and participating in testimonial advertising, promotional brochures or annual reports. In addition, you may not permit third parties to use E*TRADE FINANCIAL’s name for endorsements of their products or services without the approval of Corporate Communications.

You may not participate in any chat room or bulletin board discussions (whether in real-time or not in real-time) in any way representing the business, activities and/or opinions of E*TRADE FINANCIAL.

Outside Lawyers

Our corporate legal strategy is coordinated across the lines of our business units to control costs and maintain consistent legal positions. For that reason you must obtain clearance from Legal before speaking to an outside lawyer or law firm on behalf of E*TRADE FINANCIAL. Only Legal can retain outside lawyers or law firms on E*TRADE FINANCIAL’s behalf.

Treatment of Privileged Communications and Documents

Treat all communications and documents seeking or receiving legal advice and preparing for litigation as confidential and subject to attorney-client and/or work product privileges. This includes communications with, and documents created at the direction of, by or for, Legal or E*TRADE FINANCIAL’s outside counsel. Communicate such information and documents within E*TRADE FINANCIAL on a strict need-to-know basis and only at the direction of Legal. Do not disclose such information or documents to anyone outside E*TRADE FINANCIAL unless specifically directed to do so by the Company’s legal counsel.

Documents that are prepared for, or at the direction of, Legal or outside counsel, should be marked “Attorney-Client Communication, Privileged and Confidential”. Note, however, that merely marking documents “Privileged” or “Confidential” does not provide legal protection from disclosure to a regulatory authority or a

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litigation adversary unless the document satisfies the legal requirements for the relevant privilege. Documents are not protected from disclosure to a regulator or in litigation merely because the author copies someone in Legal or because the author believes the documents are personal or private. Moreover, some jurisdictions do not have the legal concept of privilege.

If you have any questions about whether a communication or document is privileged, consult Legal.

Litigation, Investigations, Inquiries and Complaints

Notification

You must notify your direct supervisor and Legal and Compliance immediately in the event that you:

•	become involved in any criminal or regulatory investigation or proceeding (including if you are arrested, indicted or otherwise charged with an offense or if you enter a plea or settle such a matter);

•	become involved in any civil litigation or arbitration (excluding minor traffic violations, personal injury claims, small claims or family law matters that do not concern E*TRADE FINANCIAL);

•	receive a subpoena, inquiry or request from a governmental, regulatory or administrative agency or a claimant, plaintiff or outside attorney that involves, or has the potential for involving, E*TRADE FINANCIAL; or

•	receive a customer complaint, whether made orally or in writing.

You must contact Legal and Compliance concerning the above matters at the earliest opportunity and provide updates and reports on the status of such matters on a regular basis. You must not take any action concerning E*TRADE FINANCIAL in the above matters without first contacting Legal and Compliance. Failure to do so may lead to disciplinary action, up to and including termination of your employment.

Cooperation

During litigation, an internal investigation, or a governmental, regulatory or administrative inquiry, audit or exam involving E*TRADE FINANCIAL, you may be asked to provide information, including documents, testimony or statements to Legal, Compliance, E*TRADE FINANCIAL’s outside counsel, or a governmental, regulatory or administrative authority. You may also be asked to meet with these entities or persons. As a term and condition of your employment, you must consider such a request your top priority and you must cooperate fully

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with any such request, in coordination with Legal and Compliance, and you must provide truthful information. You are not permitted to discuss any such request, or the substance of any discussions or requests, with any third party, especially including an individual who is the subject of an investigation or inquiry, without prior approval from Legal and Compliance. If you are contacted by an individual who is the subject of an investigation and are requested to provide information about the investigation, you must inform the individual that you are not permitted to disclose any information and you must contact Legal and Compliance to inform them of the contact. Failure to do so may subject you to civil or criminal liability and may be grounds for termination of your employment. In addition, E*TRADE FINANCIAL may provide information, including documents, testimony or statements, concerning you or your activities at E*TRADE FINANCIAL in connection with requests or inquiries by governmental, regulatory or administrative authorities. E*TRADE FINANCIAL strictly complies with all laws relating to the privacy of your personal information and will ordinarily provide you notice prior to producing any such information, however, it may not be appropriate to provide such notice in every circumstance. E*TRADE FINANCIAL retains the discretion to provide any information in accordance with applicable law.

Communication with Governmental and Regulatory Authorities

Legal and Compliance supervise all contacts with governmental and regulatory bodies and attorneys regarding subpoenas, investigations, inquiries and requests. Do not initiate any contacts with a governmental or regulatory body or attorney regarding such matters without the permission of Legal or Compliance. If you are contacted about a subpoena, investigation, inquiry or request, follow the procedures outlined above.

Government Affairs supervises all other contacts with government and legislative officials and regulatory bodies. Do not initiate any contacts with such entities or individuals without coordinating with Government Affairs. If you are contacted about public policy or political matters, do make any commitments or provide any substantive information unless and until Government Affairs has approved the response.

Communication with the Media and other Third Parties

Litigation, investigations, inquiries and complaints involving E*TRADE FINANCIAL or its employees may be the subject of press coverage or inquiries and discussion inside and outside E*TRADE FINANCIAL. Consistent with the procedures in the Code entitled “Communications with the Media”, you are not permitted to discuss such matters with the media, unless authorized by Corporate Communications, Legal and Compliance or the Chief Executive Officer.

Do not communicate with claimants, their attorneys, or any other third party about Company litigation or other office-related matters. If a claimant, attorney,

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regulator or government agency contacts you, say that the matter is the subject of litigation and cannot be discussed with the individual, unless you have received prior authorization from Legal. Direct the claimant or attorney to Legal and inform the relevant department of the contact as soon as possible. Be aware that your conversations might be recorded or monitored without your knowledge or consent and if requested by a third party, do not consent to the recording of any conversation.

Dealings with E*TRADE FINANCIAL

Dealings with E*TRADE FINANCIAL’s Employees

In dealing with fellow employees, it is critically important to be honest, forthcoming and fair. Each and every employee must be treated with the dignity and respect that each of us deserve.

To help employees drive their performance, it is very important that those who supervise them give clear direction, feedback and support to their employees. E*TRADE FINANCIAL commits that all employees will receive performance reviews in accordance with our current performance review policy.

Protecting E*TRADE FINANCIAL’s Assets

E*TRADE FINANCIAL’s assets include, but are not limited to, its cash and securities, its premises, its technology, its proprietary and confidential information, its legally privileged materials, its intellectual property (such as software, business plans, non-public financial information, ideas for new products or services, and employee and customer lists), and its reputation. Specific policies with respect to protecting these assets are in E*TRADE FINANCIAL’s policy on “Handling Proprietary and Confidential Information”, which is outlined in this Code, as well as the Employee Agreement regarding Proprietary Rights and Confidential Information signed by employees at the beginning of their employment.

In general, you must use E*TRADE FINANCIAL’s assets solely for the benefit of E*TRADE FINANCIAL or its customers. In addition, you must safeguard these assets by adhering to E*TRADE FINANCIAL’s security policies and procedures. Be alert to incidents that could lead to the loss, misuse or theft of Company property. Report all such occurrences immediately to your direct supervisor and, if appropriate, to Corporate Safety & Security.

Use of E*TRADE FINANCIAL’s Information and Communications Systems

E*TRADE FINANCIAL maintains certain systems, including telephones, voicemail, electronic mail, computer networks, personal digital assistants and remote access capabilities to further E*TRADE FINANCIAL’s business objectives. Any systems to which you are provided access are to be used for business purposes. You must adhere to all Company policies and any policies that your business unit or department may set governing such usage.

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Generally, you should use E*TRADE FINANCIAL’s systems only for Company business. You may use the systems for limited personal use in accordance with E*TRADE FINANCIAL policies governing communications and conduct generally. However, any use for personal profit or contrary to law or Company policies is prohibited. In addition, you may not use E*TRADE FINANCIAL’s systems to send, store, view or forward unlawful, offensive, harassing, discriminatory or other inappropriate materials or message, including pornography, jokes, political or religious materials, and violent or obscene language or images. Furthermore, you may not send, store, view or forward advertisements, solicitations or promotions not related to Company business except as expressly authorized by the Company.

Use sound judgment when composing or forwarding electronic mail, keeping in mind that e-mail is just as valid a form of communication as a formal business letter, and should be crafted with the same level of decorum and formality. Treat such communications as written, not oral, because they could be retained on E*TRADE FINANCIAL’s systems even after you have deleted them. In addition, such communications could be copied and distributed widely by the recipient.

Generally, information made available through E*TRADE FINANCIAL’s intranet is intended for internal use only. Please refer to the policies of your business unit or department and contact Legal and Compliance with any questions on the use of this information.

All software transmitted over, downloaded onto or installed on E*TRADE FINANCIAL’s systems must be approved by and registered with E*TRADE FINANCIAL. Unapproved software is strictly prohibited in order to prevent unauthorized or unlawful use and transmission of computer viruses. Contact Corporate Safety & Security or Legal with any questions.

Monitoring of Communications and Files

E*TRADE FINANCIAL reserves the right to monitor and review all written and electronic communications that employees send or receive at work or using E*TRADE FINANCIAL’s systems, including electronic mail, voicemail, envelopes, packages or messages delivered to the Company and items marked “Personal and Confidential”. Authorized persons may, as permitted by applicable law, access your desk or workspace files, electronic mail, voicemail messages, internet usage records, telephone records, word processing files and other information files, for example, to monitor compliance with applicable laws, regulations or Company policies. In addition, E*TRADE FINANCIAL may, subject to applicable law, record and monitor conversations on Company

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telephones, for example, to ensure the accuracy of transaction records, to comply with applicable laws and regulations, to evaluate the quality of customer service or to check compliance with Company policies.

All information stored on or transmitted using E*TRADE FINANCIAL’s systems and all recordings and transcripts of telephone conversations are Company property. Subject to applicable law, you have no expectation of privacy regarding the use of any of these systems. In addition, under appropriate circumstances, regulators may gain access to this information and material.

E*TRADE FINANCIAL records telephone calls with customers as required, however you may not otherwise record any conversation, whether over the telephone or in person, or participate in any conversation that you know is being recorded, that relates to E*TRADE FINANCIAL’s business or employees without the prior written approval of Legal and Compliance. However, you should be aware that third parties might record your conversations without seeking your permission or giving prior notice.

Disputes with E*TRADE FINANCIAL

If you have a dispute with E*TRADE FINANCIAL relating to or arising out of your employment, your first course of actions should be to bring that dispute to the attention of your supervisor, Human Resources, or any member of the Company’s management team with whom you feel comfortable. The vast majority of issues can be addressed by simply talking them through. You should consult with Human Resources or Legal concerning any formal dispute resolution procedures that you may be required to use to resolve any dispute relating to your employment, including the termination of your employment. For example, U.S. registered employees who have signed a Form U-4 are required to arbitrate many such disputes with E*TRADE FINANCIAL in accordance with the rules of the organizations with which they are registered. In addition, at the beginning of their employment, most employees signed a separate agreement specifically agreeing to arbitrate any dispute that may arise with E*TRADE FINANCIAL. If your dispute involves claims of discrimination or harassment, you should review the “Non-discrimination and Anti-Harassment Policy” outlined in this Code.

Even if you are not required by contract to arbitrate a dispute with E*TRADE FINANCIAL, you should consult with Human Resources or Legal concerning the availability of any arbitration or mediation procedures that may have been established by E*TRADE FINANCIAL.

Substance Abuse

E*TRADE FINANCIAL seeks to maintain a safe work environment. Therefore, you may not sell, purchase, use, possess, or be under the influence of any illegal substance while on E*TRADE FINANCIAL’s premises or while conducting Company business. In addition, you must abide by any Company policies

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concerning the use of alcohol at Company related or sponsored events, whether or not on E*TRADE FINANCIAL’s premises. You should contact Human Resources with any questions concerning such policies.

Conduct not in compliance with E*TRADE FINANCIAL’s policies is inconsistent with E*TRADE FINANCIAL’s business interests and will be grounds for disciplinary action, including termination.

Post-Termination Obligations of Employees

You must return all identification badges and building access cards on or before your last day of work. Personal computers, laptops, personal digital assistants, printers and other peripheral devices, and any other equipment provided to you in the course of your employment are and remain the property of E*TRADE FINANCIAL and must be returned on or before the last day of your employment.

You must continue after the end of your employment to abide by E*TRADE FINANCIAL’s policies concerning the handling of proprietary and confidential information, the treatment of inside information and the handling of privileged materials, as outlined in this Code and in any specific policies of your business unit or department. If you have downloaded such information onto any personal computer equipment, including a personal digital assistant, you are required to delete that information permanently from the equipment.

Each business unit or department may have its own policies and procedures for departing employees. Your supervisor and Human Resources can advise you of any policies and procedures that apply to your particular situation. If you have any questions about your post-termination obligations, please consult Human Resources, Legal, or Compliance.

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Non-Discrimination and Anti-Harassment Policy

E*TRADE FINANCIAL promotes equal employment opportunity for all employees in connection with recruitment, hiring, placement, selection, training, development, promotion, transfer, demotion, discipline, compensation and termination of employees. E*TRADE FINANCIAL is committed to providing a workplace that is free of sexual or other harassment.

Equal Employment Opportunities

It is the policy of E*TRADE FINANCIAL to ensure equal employment opportunity without discrimination or harassment because of race, color, national origin, religion, sex, age, disability, citizenship, marital status, sexual orientation, military status or any other characteristic protected by applicable law. E*TRADE FINANCIAL is committed to a work environment in which all individuals are treated with respect and dignity. Each individual should have the ability to work in a professional atmosphere that promotes equal employment opportunities and prohibits discriminatory practices, including harassment. E*TRADE FINANCIAL expects that all relationships among persons in the workplace be businesslike and free of bias, prejudice and harassment. If you have any questions, please contact Human Resources.

Discrimination and Harassment Are Against Company Policy and Illegal

E*TRADE FINANCIAL prohibits and will not tolerate any discrimination or harassment, whether committed by any employee, management or non-supervisory, temporary agency employees, vendors, contractors or guests. In addition, U.S. law and the laws of most jurisdictions prohibit discrimination and harassment. Conduct prohibited by E*TRADE FINANCIAL’s policy, as set forth herein, or under the law is unacceptable in the workplace and in any work- related setting outside the workplace, such as during business trips, business meetings and social events related to E*TRADE FINANCIAL’s business.

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Definitions of Harassment

Both sexual harassment and harassment because of any protected characteristic are prohibited. SEXUAL HARASSMENT is defined as unwelcome sexual advances, requests for sexual favors and other verbal or physical conduct of a sexual nature when, for example:

•	submission to such conduct is made either explicitly or implicitly a term or condition of an individual’s employment,

•	submission to or rejection of such conduct by an individual is used as the basis for employment decisions affecting that individual; or

•	such conduct has the purpose or effect of interfering unreasonably with an individual’s work performance or creating an intimidating, hostile or offensive work environment.

Sexual harassment may include subtle behavior and may involve individuals of the same or different sex. Depending on the circumstances, this behavior may include, but is not limited to:

•	unwanted sexual advances or requests for sexual favors;

•	sexual jokes and innuendo; verbal abuse of a sexual nature;

•	commentary about an individual’s body, sexual prowess or deficiencies;

•	leering, “catcalls” or touching;

•	obscene gestures;

•	display or circulation (including through electronic mail) in the workplace of pornography or any other form of sexually suggestive written or graphic material, objects or pictures; and

•	other physical, verbal or visual conduct of a sexual nature.

HARASSMENT BECAUSE OF A PROTECTED CHARACTERISTIC is defined as verbal or physical conduct that denigrates or shows hostility or aversion toward an individual (or an individual’s relatives, friends or employees) because of race, color, religion, sex, national origin, age, disability, citizenship, marital status, military status, sexual orientation, or any other characteristic protected by law and that:

•	has the purpose or effect of creating an intimidating, hostile or offensive work environment;

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•	has the purpose of interfering unreasonably with an individual’s work performance; or

•	otherwise adversely affects an individual’s employment opportunities.

Harassing conduct includes, but is not limited to:

•	epithets, slurs or stereotyping;

•	threatening, intimidating or hostile acts;

•	denigrating jokes; and

•	display or circulation (including through electronic mail) in the workplace of written or graphic material that denigrates or shows hostility or aversion toward an individual or group.

Workplace Violence Is Prohibited

E*TRADE FINANCIAL also is committed to responding appropriately to provide its employees with a work environment that is free of threats, intimidation and violence. E*TRADE FINANCIAL expressly forbids any such behavior or the possession of firearms and other weapons when conducting Company business, whether on or off E*TRADE FINANCIAL’s premises. Further guidance on determining what conduct or behavior is inappropriate and in violation of Company policy, is available from Human Resources, Corporate Safety & Security or Legal.

Retaliation Is Prohibited

E*TRADE FINANCIAL also prohibits retaliation against any individual who, in good faith, reports discrimination, harassment, violence or concerns about affirmative action, or any individual who participates in, or otherwise supports, an investigation of such reports. Anyone who retaliates against an individual under such circumstances will be subject to disciplinary action, up to and including termination of employment.

Individuals Covered

This policy applies to all applicants and employees, and prohibits harassment, discrimination, violence and retaliation whether engaged in by fellow employees, a supervisor or a manager. Persons not directly connected to E*TRADE FINANCIAL (for example, outside vendor, consultant, or customer) also are expected to comply with the policy in all respects.

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Reporting an Incident

You are strongly urged to report all incidents of discrimination, harassment, violence or retaliation, regardless of the offender’s identity or position, so that an effective remedial action can be taken as appropriate. You may make complaints in writing or orally.

If you believe that, you have experienced conduct that is contrary to this policy or have concerns about such matters, remember that often the first and most effective resource is to tell the individual that undertook the conduct that you felt the behavior was inappropriate. Often such open communication can clear up an innocent misunderstanding. Of course, at any time you may report the matter to your direct supervisor, Human Resources, Legal or Corporate Safety & Security or any individual at the Business Leader or Chief level with whom you feel comfortable. If the problem involves your supervisor or if there are other reasons for not approaching your supervisor, you should bring the complaint to Human Resources, Corporate Safety & Security, or Legal.

Important Notice to All U.S. Employee

If you are a U.S. Employee, who has experienced conduct you believe is contrary to this policy and you plan to pursue legal action concerning such conduct, you could have a legal obligation to take advantage of E*TRADE FINANCIAL’s complaint procedure. Your failure to fulfill this obligation could affect your right to pursue legal action. Employees outside the U.S. should consult the law governing their jurisdiction with respect to any obligation to use E*TRADE FINANCIAL’s complaint procedure.

Investigation of Allegations

All reported allegations of discrimination, harassment, violence or retaliation will be investigated promptly. The investigation may include individual interviews with the parties involved and with individuals who may have observed the alleged conduct or may have other relevant knowledge.

Confidentiality will be maintained throughout the investigation process to the greatest extent possible consistent with adequate investigation and appropriate corrective action. However, you cannot expect that a complaint will be maintained in complete confidence or that you may report an allegation of inappropriate behavior and expect the company to not do anything about it. E*TRADE FINANCIAL will take every action to protect you from any retaliation for reporting any inappropriate activity.

Consequences of Inappropriate Behavior

Misconduct, including harassment, discrimination, violence, retaliation, any act of moral turpitude or any other form of unprofessional, illegal or criminal behavior, may subject you to disciplinary action by E*TRADE FINANCIAL, up to and including immediate termination. In addition, unlawful conduct may subject you to civil, and in some cases criminal, liability.

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Handling Proprietary and Confidential Information

Handling proprietary and confidential information in the appropriate manner safeguards E*TRADE FINANCIAL’s assets and ensures compliance with regulations.

In this Code, we refer to “proprietary information” and “confidential information”. Regardless of the terminology used, any information that meets either of the definitions described below may be considered “trade secrets” and is protected by the applicable law in your jurisdiction.

Definition of Proprietary Information

PROPRIETARY INFORMATION is Company information not known to the public that may have intrinsic value or that may provide E*TRADE FINANCIAL with a competitive advantage. Proprietary information includes, but is not limited to:

•	computer programs and other systems information;

•	algorithms;

•	business, product or marketing plans;

•	sales forecasts

•	customer lists;

•	intellectual property; and

•	business practices.

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Proprietary information also includes the information derived from public sources but which becomes proprietary through E*TRADE FINANCIAL’s aggregation or interpretation of that information.

Proprietary information may be present in various media and forms, including written documents, computer files, diskettes, videotapes, audiotapes and oral communications.

Definition of Confidential Information

CONFIDENTIAL INFORMATION is information that is not generally known to the public about E*TRADE FINANCIAL, its customers, its counterparties or other parties with which E*TRADE FINANCIAL has a relationship. Like proprietary information, confidential information may be present in various media and forms. Information may be both confidential and proprietary.

Examples of confidential information concerning E*TRADE FINANCIAL and its employees, customers and counterparties include, but are not limited to:

•	personal information;

•	financial information;

•	securities trades or holdings;

•	business plans or projections;

•	acquisition or divestiture plans;

•	securities issuance, buy-back or tender plans;

•	restructuring or reorganization plans;

•	legally privileged communications and materials;

•	identities of customers or counterparties of E*TRADE FINANCIAL;

•	existence and terms of agreements with customers or counterparties; and

•	programs and materials on E*TRADE FINANCIAL’s information systems.

Confidential information also may concern individuals or entities that are not customers or counterparties. You should treat as confidential any non-public information about individuals, companies or transactions if:

•	it has not been publicly disseminated; and

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•	it has been acquired directly or indirectly from an individual or company involved in an actual or potential transaction or a business relationship in which E*TRADE FINANCIAL may have a role, or anyone acting on behalf of the foregoing.

Guidelines for Accepting Proprietary or Confidential Information

Before accepting proprietary or confidential information from any third party, evaluate the consequences to E*TRADE FINANCIAL. The decision to accept such information may preclude E*TRADE FINANCIAL from doing other business involving the customer or counterparty. In general, do not accept information from a customer or counterparty beyond that which is necessary for the customer or counterparty to conduct its business with E*TRADE FINANCIAL. In addition, you should comply with any policies and preclearance procedures of your business unit or department concerning the acceptance of proprietary or confidential information.

Confidentiality Agreements

No E*TRADE FINANCIAL employee is authorized to enter into any confidentiality or non-disclosure agreement without prior review and approval of the agreement by Legal. When presented with information you believe may be “confidential” to the third party, determine if the party intends for the information to be protected by a confidentiality agreement. If so, do not accept that confidential information until the agreement has been reviewed and approved by Legal.

You must comply with the terms of any confidentiality agreement governing proprietary or confidential information in your possession or control, including procedures that call for the return or destruction of such information, consistent with E*TRADE FINANCIAL’s document retention policies and applicable law.

Using Proprietary or Confidential Information

Use proprietary or confidential information solely to perform your duties for E*TRADE FINANCIAL. Do not use proprietary or confidential information to engage in trading for your own account or to advise relatives, friends or other persons trading in securities or engaged in other financial services.

Proprietary or confidential information learned from one customer cannot be used for any other purpose or for any other customer.

Handling Materials Containing Proprietary or Confidential Information

Do not display, review or discuss proprietary or confidential information in public places (such as elevators, restaurants, airplanes or other areas where you may be overheard) or in front of outside vendors or other third parties. Remember that conversations conducted on a mobile phone are not always secure. Conversations dealing with confidential or proprietary information should be held on a land-line.

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Proprietary or confidential information in physical form, including on electronic media such as a diskette, should not be left unattended unless it is secured behind a locked door or in locked office furniture. Do not leave proprietary or confidential information in conference rooms, in wastebaskets, on desks or anywhere else where it might be picked up and reviewed. Erase white and chalk boards thoroughly.

Information stored in computers, including personal digital assistants, laptops and workstations must be protected by passwords or other mechanisms that ensure only authorized individuals can access the information. Do not leave your computer(s) unattended unless you have locked or signed off, and do not disclose your computer or voicemail passwords to anyone at or outside E*TRADE FINANCIAL.

Whenever possible, mark confidential or proprietary documents with “E*TRADE FINANCIAL Confidential” and/or “E*TRADE FINANCIAL Proprietary”.

Do not remove proprietary or confidential information from Company premises unless absolutely necessary. E*TRADE FINANCIAL reserves the right to deny you permission to remove any proprietary and confidential information from Company premises. If you take such information out of the office for business purposes, keep it on your person or in a secure place at all times and return it promptly to Company premises.

Communicating Proprietary or Confidential Information

Exercise care when sending or discussing proprietary or confidential data on voicemail, electronic mail, mobile or cordless phones, fax machines or message services. Make sure you use correct electronic mail addresses, telephone extension numbers, fax numbers and, when applicable, use project and code names.

Within E*TRADE FINANCIAL, communicate proprietary or confidential information only to employees who have a legitimate business reason to know the information and who have no responsibilities or duties that could give rise to a conflict of interest.

Do not disclose proprietary or confidential information to any person outside E*TRADE FINANCIAL (including family members), or use it or permit any third party to use it without first obtaining Legal and Compliance approval.

Disposal of Proprietary or Confidential Waste

When no longer of use, proprietary or confidential information must be disposed of in a manner that renders it unreadable and non-reconstructable, using means and methods approved by E*TRADE FINANCIAL (for example, approved

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shredders or confidential waste bins), consistent with E*TRADE FINANCIAL’s document retention policies and applicable law. Information contained on electronic storage media (for example, a diskette or zip cartridge) should be destroyed in a manner that renders it unreadable and unrecoverable.

Proprietary or Confidential Information Concerning Securities

When proprietary or confidential information might affect the price of a security or other financial instrument, or the decision to buy or sell securities or other financial instruments, the laws concerning insider trading also govern your responsibilities. E*TRADE FINANCIAL has developed strict procedures to ensure compliance with the laws of each jurisdiction in which it does business. These procedures are critical to the protection of E*TRADE FINANCIAL franchise and are described in E*TRADE FINANCIAL policy on the “Treatment of Inside Information”, which is outlined in this Code.

Confidentiality Obligations to Previous Employers and other Third Parties

As provided in your Employment Agreement “Proprietary Rights and Inventions Agreement”, upon commencing your employment with E*TRADE FINANCIAL, you must disclose any confidentiality obligations to a third party (for example, a former employer) to which you are subject. You also must disclose any inventions developed by you or intellectual property owned by you prior to your employment or as part of any outside business activity during your employment, to the extent that you are permitted to do so.

Ordinarily, you may not use proprietary or confidential information gained or inventions developed in your employment elsewhere to benefit E*TRADE FINANCIAL or its employees, customers and business partners. Consult with your direct supervisor and Legal with questions about using specific information or inventions.

You must provide E*TRADE FINANCIAL with a copy of any confidentiality or nondisclosure agreements between you and any third party, including any former or current employer, to which you are subject during your employment with E*TRADE FINANCIAL.

Ownership of Intellectual Property

E*TRADE FINANCIAL owns all rights in any intellectual property developed by you during your employment that relate to E*TRADE FINANCIAL’s business, even if invented or otherwise developed outside E*TRADE FINANCIAL premises and even if no E*TRADE FINANCIAL equipment was used in the process. For this purpose, E*TRADE FINANCIAL’s intellectual property includes any idea, invention or design (whether or not patentable or reduced to practice) and all related patents and patent applications, any copyrightable work, any trademarks or service marks (and related registrations or applications for

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registration) and any trade secrets. E*TRADE FINANCIAL’s intellectual property is proprietary information and should be treated in accordance with the standards set forth in the Code.

Post-Employment Use of Proprietary or Confidential Information

You may not disclose proprietary or confidential information of E*TRADE FINANCIAL or any third party outside of the Company at any time, including after termination of employment. You may not take such proprietary or confidential information when leaving E*TRADE FINANCIAL or use or disclose such information for your personal benefit or for the benefit of your new employer or prospective new employer. You may not permit its disclosure or use by any third party.

In exceptional circumstances, the Company may grant a written waiver of the prohibitions on post-employment disclosure. The grant of a waiver is in the sole discretion of E*TRADE FINANCIAL and will occur only if, among other things, the party receiving the proprietary or confidential information signs a formal non-disclosure agreement prepared by Legal.

This policy does not restrict you from obtaining employment in any capacity elsewhere, provided you do not use or disclose proprietary or confidential information.

E*TRADE FINANCIAL reserves the right to review all materials you plan to take with you when you leave E*TRADE FINANCIAL and to remove any proprietary or confidential information that you may have stored on your personal computer equipment, including personal digital assistants.

Preventing Improper Use of Proprietary or Confidential Information

E*TRADE FINANCIAL will vigorously enforce its rights to prevent any current or former employee from improperly taking, disclosing or using proprietary or confidential information, or permitting others to do the same. You should report violations or suspected violations of this policy or the policy of any specific business unit or department to an appropriate supervisor, to Legal and, if necessary or appropriate, Corporate Safety & Security.

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Treatment of Inside Information

Inside information is proprietary or confidential information about a securities issuer that is subject to special Company policies.

Policy on the Treatment of Inside Information

Definition of Inside Information

INSIDE INFORMATION (also called material non-public or price-sensitive information) is defined under federal, state and other jurisdictional laws as non-public information about a securities issuer (e.g., a public company) that may have an impact on the price of a security or other financial instrument or that a reasonable investor would be likely to consider important in making an investment decision. Inside information may include but is not limited to the following:

•	financial information (for example, non-public company earnings information or estimates, dividend increases or decreases, liquidity problems or changed projections);

•	operating developments (for example, new product developments, changes in business operations or extraordinary management developments or large increases or decreases in orders); or

•	proposed business activities (for example, proposed or agreed mergers, acquisitions, divestitures, major investments, restructurings).

Consider all facts and circumstances in determining whether an item is inside information. Contact Legal or Risk Management if you have any questions as to whether an item is inside information.

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Prohibited Uses of Inside Information

You may not trade, encourage others to trade, or recommend securities or other financial instruments based on inside information. In most jurisdictions, securities laws require those with inside information about a securities issuer to refrain from disclosing such information to others and desist from trading in or recommending the purchases or sale of securities or other financial instruments based upon such information. It is a violation of Company policy and the law of most jurisdictions for persons to whom insiders have communicated (or “tipped”) inside information to disclose such information to others or to trade in or recommend securities or other financial instruments based on inside information.

Guidelines for Information about E*TRADE FINANCIAL

Publicly disclosed information about E*TRADE FINANCIAL must be accurate and not misleading. Do not discuss any inside information about E*TRADE FINANCIAL’s business outside the Company. Refer all shareholder or securities analyst inquiries to Investor Relations.

Handling Rumors

You may be violating the law if you trade based on a rumor.

If you believe that a rumor or piece of unsubstantiated information may have been circulated deliberately to influence the market for securities or other financial instruments of a publicly trade company, report the situation promptly to Risk Management or Compliance. Do not trade based on the rumors or take any other action, without the prior approval of Compliance. You may discuss widely circulated unsubstantiated information if you disclose that it is unsubstantiated.

Consequences of Misusing Inside Information

The misuse of inside information may result in, among other things, regulatory inquiry, litigation, adverse publicity for E*TRADE FINANCIAL (and you) and disciplinary action by E*TRADE FINANCIAL, up to and including termination of your employment. Misusing inside information may also end your career in the securities industry and result in civil and criminal penalties, including incarceration.

The Restricted List

The Restricted List, which is maintained by and Compliance, is one of the tools E*TRADE FINANCIAL uses to monitor and ensure that regulatory requirements are met. Employees are not permitted to trade in the securities (or other instruments) of issues on the restricted list. Consult Compliance when questions arise or when you believe an exception is warranted. If you become aware of a violation, notify Compliance immediately. Corrective action should not be taken without Compliance approval.

A company may be on the Restricted List for many reasons. Therefore, you should not make any assumptions as to why an issuer has been listed. The Restricted List changes so you should consult the list before trading.

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The Restricted List is proprietary and confidential information. You may not distribute the Restricted List outside E*TRADE FINANCIAL. If you have a joint account or an account in your name that is managed by another pursuant to a power of attorney, it is your responsibility to ensure that no trades of securities on the Restricted List are made in these accounts.

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Outside Business Activities

Laws and regulations restrict your ability to become an officer, director or employee of a company not affiliated with E*TRADE FINANCIAL or to engage in certain outside business activities.

Before you engage in any outside business activities, you must obtain written approval from E*TRADE FINANCIAL’s General Counsel and Corporate Secretary. Failure to obtain such approval may subject E*TRADE FINANCIAL to severe regulatory penalties and civil liability. You may also be subject to disciplinary action, up to and including termination of employment.

You may not engage in even approved outside activities during your working hours at E*TRADE FINANCIAL nor use Company facilities to further those outside activities except in accordance with E*TRADE FINANCIAL’s policies. Activities on behalf of trade associations are not included in this prohibition. In no event, however, may you participate in any outside activity that interferes with your duties at E*TRADE FINANCIAL.

Obtaining Approval

As set forth in the Employee Agreement “Confidentiality and Proprietary Information”, you must request and receive written approval from Legal and Compliance before you may:

•	engage in any business other than that of E*TRADE FINANCIAL;

•	accept employment or compensation from any person or organization other than E*TRADE FINANCIAL;

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•	serve as an officer, director, member, partner, or employee of a business organization other than E*TRADE FINANCIAL, whether that business is for profit or not-for profit; or

•	except as provided below, own any stock or have any financial interest, directly or indirectly, in any other business organization.

Prior written consent of E*TRADE FINANCIAL is not necessary if the organization in which you will obtain stock or a financial interest is publicly owned and no control relationship exists between you and the organization (for example, you may purchase any shares in the market, although all other employee trading policies and restrictions apply). Similarly, you do not need approval to purchase products or services of certain financial service companies, such as insurance policies.

Note that your involvement in an outside business activity that begins permissibly may evolve into a violation of applicable laws and regulations if the nature or scope of that business or your participation changes. If you have obtained approval to undertake an outside business activity, you must notify Legal and Compliance promptly of any changes to the business plan or business lines of the outside business activity or of any changes in your participation.

Industry-Related Organizations

You are required to request approval for directorships in industry-related organizations, such as trade associations. E*TRADE FINANCIAL will generally not grant approval of any other outside business activity related to the financial services industry.

Residential Boards and Charities

You may be required to obtain approval to become a director or officer of a residential cooperative or condominium board. This depends upon the nature of your responsibilities at E*TRADE FINANCIAL and whether you will be compensated by, or render investment advice to, the board. Consult Legal and Compliance for further information.

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Employee Trading

The Employee Trading policy is designed to prevent legal, business and ethical conflicts and to guard against the misuse of proprietary or confidential information.

All of your trading activities must strictly comply with all federal, state and other jurisdictional laws, rules and regulations and in accordance with the very highest ethical standards. You must not engage in trading that is or may appear to be improper. You may not engage in personal trading on a scale or of a kind that would distract you from your daily responsibilities. The policy described below reflects these governing principles.

Trading Policies of Specific Business Units and Departments

This policy consists of general rules that you are required to follow with respect to all of your trading activities and specific rules for particular types of transactions and accounts. You must also be familiar with and abide by any trading policies applicable to your business unit or department because those policies may contain restrictions beyond those imposed by this policy.

Accounts Covered by this Policy

This policy applies to all Employee Securities Accounts. For these purposes, an EMPLOYEE SECURITIES ACCOUNT is any securities account owned or controlled, in whole or part, directly or indirectly, by you, whether for securities or other financial instruments, including joint accounts, family accounts, and self-directed IRA accounts that hold, or can hold, securities other than mutual fund shares or bank certificates of deposit.

This rule governs accounts in your own name and other accounts you could be expected to influence or control, including:

•	accounts of your spouse or domestic partner;

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•	accounts of children or other relatives of yours or your spouse or domestic partner who reside in the same household or to whom you or your spouse or domestic partner contribute substantial support;

•	trust accounts for which you act as trustee or you otherwise guide or influence;

•	corporate accounts controlled, directly or indirectly, by you; or

•	arrangements similar to trust accounts that benefit you directly or indirectly.

Some business unit or department policies may define Employee Securities Accounts more broadly and you must be aware of and abide by any such policies.

Maintenance of Securities Accounts at E*TRADE FINANCIAL

To help implement this policy and to aid in meeting regulatory requirements, employees must, with limited exceptions, maintain all brokerage or trading accounts in which they have an interest with E*TRADE FINANCIAL and not with an outside broker. No employee may maintain a brokerage or trading account with an outside broker without prior approval from Compliance

When you begin your employment at E*TRADE FINANCIAL and periodically thereafter on request, you must disclose in writing all accounts that could be used as brokerage accounts and make other certifications. You are required to complete this certification accurately. You need not list checking, savings, money market, mutual fund or IRA accounts that cannot be used as brokerage accounts.

If you are a new employee and still maintain non-Company brokerage accounts or have worked at E*TRADE FINANCIAL for some time and have an outside account without appropriate approval, you must disclose this to Compliance immediately.

Further procedures for opening accounts, entering employee orders and reviewing employee trading are set forth below.

Exceptions to this Policy

Exceptions to E*TRADE FINANCIAL’s Employee Trading policy are rare and granted only by the express prior written approval of Legal and Compliance.

Consequences of Inappropriate Employee Trading

E*TRADE FINANCIAL reserves the right to cancel any trade (without prior notice and at your expense) or to instruct you to cancel a trade executed in an account maintained away from E*TRADE FINANCIAL (at your expense). E*TRADE FINANCIAL may freeze your positions to avoid potential conflicts of interest or the appearance of impropriety. In addition, E*TRADE FINANCIAL may suspend or revoke your trading privileges at any time.

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Employee trading violations can result in penalties ranging from cancellation of an offending trade to termination of your employment. Any loss from an impermissible trade will be charged to you and any profits will be forfeited to E*TRADE FINANCIAL. Violations may also lead to civil or criminal proceedings and penalties.

General Rules for Employee Trading

Trading on Inside Information

You are strictly prohibited from trading using inside information. For further guidelines, including a definition of inside information, see E*TRADE FINANCIAL policy on the “Treatment of Inside Information” outlined in this Code.

Primary and Secondary Public Offerings

Unless otherwise notified, you may not purchase any security that is part of a primary or secondary offering that E*TRADE FINANCIAL is underwriting or selling until the distribution has been completed.

Subject to certain exceptions, Company policy and industry regulations in certain jurisdictions may prohibit you from purchasing either equity or debt security in any initial public offering, whether or not E*TRADE FINANCIAL is participating in that offering. Requests for exceptions must be approved by Compliance before entering an order.

Obtaining Significant Interests in Public Companies or Trading in Concert with other Employees

Unless permitted in writing in advance by Legal and Compliance, you may not, individually or in concert with other employees or other persons, directly own, or control a position in a public company that would require a filing under the securities laws and regulations. Filing obligations in some jurisdictions may start with a position of 3% or more of the outstanding equity of a public company.

You also are prohibited from trading in concert with other employees, even if taken together you and other employees control less than 3% of the outstanding equity in question.

Futures, Options on Futures and other Derivative Securities

Generally you may not trade in futures, options on futures, forward contracts, non-listed warrants, physical commodities, options on physical commodities and currencies. Exceptions must be approved by Compliance.

You may trade listed equity options, index options, listed foreign currency options and equity warrants, subject to Company and business unit or departmental trading policies. Employees in non-U.S. locations should also consult local policies.

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Information about Customer or Company Orders

You may not “front run” customer or Company orders (for example, trade for your own account before a customer or Company order in the same security or a derivative based on that security).

You may not “piggyback” or “shadow” on customer trades (for example, engage in trades identical to those that a customer has completed).

The Restricted List

You generally may not trade in securities on the Restricted List as outlined in this Code. Consult with Compliance if you have any questions about a restricted security.

Rules for Particular Accounts and Transactions

Transactions in E*TRADE FINANCIAL’s Securities

E*TRADE FINANCIAL has specific rules, as set forth below, that govern your transactions in E*TRADE FINANCIAL’s securities.

You must follow these specific rules:

•	The window period for transactions in E*TRADE FINANCIAL’s securities generally begins on the third business day following E*TRADE FINANCIAL’s earnings announcement and ends on the last business day of the second month of each fiscal quarter. However, circumstances relating to the Company’s operations or plans may cause the Company to close the trading window at any time, with or without any prior notice;

•	Even during an open window period, you may not transact in any of E*TRADE FINANCIAL’s securities if you have inside information about E*TRADE FINANCIAL (and any questions about whether a proposed transaction is appropriate should be resolved by seeking guidance from Compliance);

•	You are not permitted to sell short or trade in derivatives involving any Company securities.

Managed Accounts

With prior written approval of Compliance, you may appoint outside managers (for example, trust companies, banks or registered investment advisers) who exercise full discretion. If an outside manager handles an account, complete investment discretion must be granted. You may not participate, directly or

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indirectly, in individual investment decisions or be made aware of such decisions before transactions are executed. Trading on this account must still avoid any issuer on the Restricted List and there may be no trading in any securities except during an open window period.

This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.

Money Market and Open-End Mutual Fund Accounts

You may maintain money market and mutual fund accounts away from E*TRADE FINANCIAL as long as the accounts have no brokerage facilities. However, you are strongly encouraged to maintain those accounts at E*TRADE FINANCIAL. You may trade money market and open-end mutual funds freely in your Company account. While you may invest in open-end mutual funds, you should consider the appearance of impropriety that may result from investments in sector funds.

Dividend Reinvestment Plans (“DRIPs”)

You may open a dividend reinvestment plan account with an issuer. Your business unit or department employee trading policies and the Restricted List policy apply to the initial investment in a DRIP and any additional cash contributions to a DRIP.

So long as the issue is not on the Restricted List, you may liquidate the plan directly with the issuer.

Investment Clubs

You may not participate in investment clubs in which members pool their funds to make investments in securities without approval from Compliance.

Direct Purchase of U.S. Treasury Bills, Bonds or Notes

You may purchase U.S. Treasury bills, bonds or notes through E*TRADE FINANCIAL or by direct subscription to the Federal Reserve Bank. You may not purchase these instruments through other financial institutions.

Procedures for Employee Securities Accounts

Entry of Orders

All orders for Employee Securities Accounts must be entered through the web site or automated telephone system, and with rare exception (only if a problem arises) via a “live broker” through the Employee Branch. You may not enter orders yourself or by another employee in any other way.

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You may not view, or ask another employee to view, any other employee account for any reason without the express approval of Compliance. You may not ask any other employee to view your account for any reason without express approval of Compliance.

Review of Employee Transactions

Every transaction in an Employee Securities Account is or may be reviewed by Legal, Compliance or Corporate Safety & Security for the purpose of:

•	reviewing the nature of the transaction and the relationship it may have to previous transactions or E*TRADE FINANCIAL’s activities;

•	evaluating compliance with E*TRADE FINANCIAL’s policies on employee trading and the handling of proprietary and confidential information;

•	considering the suitability of the transaction;

•	considering whether transactions are of a frequency or nature to distract the employee from his or her responsibilities to E*TRADE FINANCIAL; and

•	determining whether the employee’s trade is in conflict with trading activity of customer accounts.

E*TRADE FINANCIAL also may provide information and materials concerning transactions in Employee Securities Accounts to regulatory and governmental authorities.

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ACKNOWLEDGEMENT

I hereby acknowledge that I have received a copy of the E*TRADE FINANCIAL Code of Professional Conduct (the “Code”) and that I have reviewed the contents of the Code.

I understand that as an E*TRADE FINANCIAL employee I am responsible for complying with all laws and regulations applicable to our business and all provisions of the Code, as well as all other corporate policies and procedures.

After reviewing the Code, if I realize there are any provisions with which I have not complied (for example, maintaining a brokerage or trading account with an outside broker without prior approval from Compliance, participating in an investment club or serving on the board of directors of an outside entity without prior approval from Compliance), I will promptly notify the appropriate department so that the matter can be brought in line with the requirements of the Code.

I understand that if I have any questions about the application of the Code in any situation, I should seek guidance from my supervisor or appropriate E*TRADE FINANCIAL department.

Dated: _______________
Employee’s Signature

Employee’s Name Printed